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                                                                    EXHIBIT 3.11

               STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS

                             BUSINESS CORPORATION
                                 ____________

                      ORIGINAL ARTICLES OF INCORPORATION

                                 ____________


     The undersigned acting as incorporator(s) of a corporation under Chapter 7-1.1 of the General Laws, 1956, as amended, adopt(s) the following Articles of Incorporation for such corporation:

     First.  The name of the corporation is  PSS RHODE ISLAND, INC.
                                            --------------------------------
     Second.  The period of its duration is (if perpetual, so state)
perpetual
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     Third.  The purpose or purposes for which the corporation is organized are:

     Sale and distribution of distribution of medical supplies.



     The corporation shall have power: (See (S)7-1.1-4 of the General Laws, 1956, as amended.)

     (a) To have perpetual succession by its corporate name unless a limited period of duration is stated in its articles of incorporation.
     (b)  To sue and be sued, complain and defend, in its corporate name.
     (c) To have a corporate seal which may be altered at pleasure, and to use the same by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.
     (d) To purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use and otherwise deal in and with, real or personal property, or any interest therein, wherever situated.
     (e) To sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of all or any part of its property and assets.
     (f)  To lend money and to use its credit to assist its employees.
     (g) To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign corporations, associations, partnerships or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district or municipality or of any instrumentality thereof.
     (h)  To make contracts and guarantees and incur liabilities, borrow money at such rates of interest as the corporation may determine, issue its notes, bonds, and other obligations, and secure any of its obligations by mortgage or pledge of all or any of its property, franchises, and income.
     (i) To lend money for its corporate purposes, invest and reinvest its funds, and take and hold real and personal property as security for the payment of funds so loaned or invested.
     (j) To conduct its business, carry on its operations, and have offices and exercise the powers granted by this chapter, with or without this state.
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     (k)  To elect or appoint officers and agents of the corporation, and define their duties and fix their compensation.
     (l) To make and alter by-laws, not inconsistent with its articles of incorporation or with the laws of this state, for the administration and regulation of the affairs of the corporation.
     (m) To make donations for the public welfare or for charitable, scientific or educational purposes.
     (n) To transact any lawful business which the board of directors shall find will be in aid of governmental authority.
     (o) To pay pensions and establish pension plans, pension trusts, profit-sharing plans, stock bonus plans, stock option plans and other incentive plans for any or all of its directors, officers and employees.
     (p) To provide insurance for its benefit on the life of any of its directors, officers, or employees, or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholder.
     (q) To be a promoter, partner, member, associate, or manager of any partnership, enterprise or venture.
     (r) To have and exercise all powers necessary or convenient to effect its purposes.


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     Fourth.  The aggregate number of shares with the corporation shall have authority to issue is:

     (a)  If only one class:  Total number of shares  8,000 with a par value of
                                                    ---------------------------
          One Dollar ($1.00) per share.
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               (If the authorized shares are to consist of one class only, state the par value of such shares or a statement that all of such shares are to be without par value.)

                                      or


     (b) If more than one class: Total number of shares_______________________ (State (A) the number of shares of each class thereof that are to have a par value and the par value of each share of each such class, and/or (B) the number of such shares that are to be without par value, and (C) a statement of all or any of the designations and the powers, preferences and rights, including voting rights, and the qualifications, limitations or restrictions thereof, which are permitted by the provisions of title 7 of the General Laws in respect of any class or classes of stock of the corporation and the fixing of which by the articles of association is desired, and an express grant of such authority as it may then be desired to grant to the board of directors to fix by vote or votes any thereof that may be desired but which shall not be fixed by the articles.)

     Fifth. Provisions (if any) dealing with the preemptive right of shareholders pursuant to (S)7-1.1-24 of the General Laws, 1956, as amended:

     No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether new or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the board of directors to such persons and on such terms as, in its discretion, it shall deem advisable.

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     Sixth.  Provisions (if any) for the regulation of the internal affairs of the corporation:

     At each election for directors, every shareholder entitled to vote at such election shall have the right to cumulate his votes either by giving one candidate as may votes as the number of such directors multiplied by the number of his shares shall equal or by distributing such votes on the same principle among any number of such candidates.

     Seventh.  The address of the initial registered office of the corporation
is  123 Dyer Street, Providence, R.I.  02903   (add Zip Code) and the name of
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its initial registered agent at such address is:  C T CORPORATION SYSTEM
                                                 ----------------------------

     Eighth.  The number of directors constituting the initial board of
directors of the corporation is  two (2)   and the names and addresses of the
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persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:
     (If this is a close corporation pursuant to (S)7-1.1-51 of the General Laws, 1956, as amended, state the name(s) and address(es) of the officers of the corporation.) (NOT APPLICABLE)

          NAME                                              ADDRESS

Patrick C. Kelly                                  7800 Belfort Parkway, Ste. 250
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                                                  Jacksonville, FL  32556
____________________________                      ------------------------------

Fred Elefant                                      1650 Prudential Drive, Ste.105
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                                                  Jacksonville, FL  32201
____________________________                      ------------------------------

     Ninth.  The name and address of each incorporator is:

      NAME                                                  ADDRESS

Madonna Cuddihy                                   1200 S. Pine Island Road
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                                                  Plantation, FL  33324
____________________________                      ------------------------------

     Tenth. Date when corporate existent to begin (not more than 30 days after filing of these articles of incorporation):
Existence shall begin upon filing of these Articles of Incorporation.
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     Dated  12-7      , 19   93.
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                                        /s/ Madonna Cuddihy
                                        --------------------------------
                                        Madonna Cuddihy, Incorporator

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State of  FLORIDA   }  City          }
                    }In the          }  of     Plantation
                                           --------------------
County of  BROWARD  }  Town          }

in said county this 7th day of December, A.D. 1993
                    ---        --------         --
then personally appeared before me   Madonna Cuddihy
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________________________________________________________________________________

________________________________________________________________________________

each and all known to me and known by me to be the parties executing the foregoing instrument, and they severally acknowledged said instrument by them subscribing to be their free act and deed.

                                   /s/ Tanya M. Villar
                                   ----------------------------------
                                                      Notary Public

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